EX-10.7
                              Royalty Letter Agreement and Affirmation

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                                    EXHIBIT 6.7

                               ATTORNEYS AT LAW
                            CNB NATIONAL BANK BUILDING
                          201 N. MARION STREET - SUITE 301
                                P.O. DRAWER 2349
                            LAKE CITY, FL 32056-2349

JOHN E. NORRIS
FREDERICK L. KOBERLEIN
GUY W. NORRIS
LEANORA G. JOHNSON

                                                        TEL: C904) 752-7240
                                                        FAX: C904) 752-1577
                                                 (degree) CERTIFIED MEDIATOR

September 23, 1999

Mr. Andrew Arata
Route 15, Box 1517
Lake City, FL 32054

Dear Mr. Arata:


In accordance with our prior discussions and commitments to you, we reconfirm that you and your heirs are entitled to and will receive royalties of five percent (5%) of all gross revenues realized by NVID International, Inc. and its successors and AquaBio Technologies, Inc. and its successors on the following product, its patent or any of its derivative.

                  AXENOHL also referred to as project "XS".

                  International Filing PCT/US98/21604

                  Domestic Filings          09/169,229 - 10/9/98 date of filing
                  and                       60/128,212 - 4/7/99 date of filing

         Gross revenues include, but are not limited to, sales of product, licensing of product or patent, sales of patent, use of patent, use of name, and any other transaction which results in revenue, tangible or intangible. Product as used herein includes any products derived from or based upon AXENOHL.

         We also reconfirm that the original agreement between you and NVID International, Inc. remains in force.

NVID International, Inc.

By:
             Mr. David Larson

Acknowledged By: Andrew B. Arata

AquaBio Technologies, Inc.

By:

Title:



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